CREDIT SUISSE  INTERNATIONAL

One Cabot Square,     Telephone 020 7888 8888

London E14 4QJ  www.credit-suisse.com

Facsimile Cover Sheet

To:

U.S. Bank National Association, not individually, but

solely as trustee on behalf of The Supplemental Interest

Trust created under the Pooling and Servicing Agreement

for Home Equity Asset Trust Series 2007-2

Attention:

Heakyung Chung, CSIN Marketer

Fax number:

To be delivered by Heakyung Chung

Date:

2 April 2007

Pages (including cover page):

5

Our Reference No: External ID 9385357 / Risk ID: 570710151

Credit Suisse International has entered into a transaction with you as attached.  Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, please arrange for the Confirmation to be signed by your authorised signatories and return a signed copy to this office to the facsimile listed below.

For Interest Rate Products: Telephone Numbers: (212) 538-9370 Facsimile number: (917) 326-8603 Email: list.otc-inc-accept-ny@credit-suisse.com	For Equity Derivatives: Telephone numbers: (212) 538-4437 / (212) 538-8297 / (212) 325-5119 Facsimile number: (212) 325-8173
For Credit Derivatives: Telephone Numbers: (212) 538-9370 Facsimile number: (917) 326-8603 Email: list.otc-inc-accept-ny@credit-suisse.com

We are delighted to have entered into this transaction with you.

Registered Office as above.

Registered with unlimited liability in England under No. 2500199

Authorised and regulated by The Financial Services Authority

VAT No: GB 447 0737 41

CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.

Novation Confirmation

Date:

2 April 2007

To:

U.S. Bank National Association, not individually, but solely as trustee on behalf of The Supplemental Interest Trust created under the Pooling and Servicing Agreement for Home Equity Asset Trust Series 2007-2

To:

Credit Suisse Management LLC

From:

Credit Suisse International (“CSIN”)

Re:

Novation Transaction

External ID: 9385357

______________________________________________________________________________

Dear Sir/Madam:

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below.  This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.

1.

The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2000 ISDA definitions (the “Product Definitions”), each as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation.  In the event of any inconsistency between (i) the Definitions, (ii) the Product Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.  In the event of any inconsistency between the Novation Confirmation and the New Confirmation, the New Confirmation will govern for the purpose of the New Transaction.

2.

The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Date:	2 April 2007
Novated Amount:	100 per cent of the Notional Amount of the Old Transaction
Transferor:	Credit Suisse Management LLC
Transferee:

U.S. Bank National Association, not individually, but solely as trustee on behalf of The Supplemental Interest Trust created under the Pooling and Servicing Agreement for Home Equity Asset Trust Series 2007-2

Remaining Party:	CSIN
New Agreement (between Transferee and Remaining Party):	1992 ISDA Master Agreement dated as of 2 April 2007

3.

The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

Trade Date of Old Transaction:	12 March 2007
Effective Date of Old Transaction:	2 April 2007
Termination Date of Old Transaction:	25 March 2012

4.

The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A.

Full First Calculation Period:	Applicable

5.

Miscellaneous Provisions:

Non-Reliance:	Applicable

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the “Agent”), has acted as agent for CSIN.  The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal.  The time at which the above transaction was executed will be notified to the parties on request.

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us. The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transaction.  The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction.

Credit Suisse International

By:     /s/ Marleen Nobile

 Name:

Marleen Nobile

 Title:

Authorized Signatory

Credit Suisse Management LLC

By:     /s/ Christy Grant

 Name: Christy Grant

 Title: Vice President

The Supplemental Interest Trust created under the Pooling and Servicing Agreement for Home Equity Asset Trust Series 2007-2

by U.S. Bank National Association, not in its individual capacity,

but solely in its capacity as trustee of the Trust

By:     /s/ Becky Warren

 Name:

Becky Warren

 Title:

Assistant Vice President

Our Reference No: External ID: 9385357 / Risk ID: 570710151

EXHIBIT A

This New Confirmation amends, restates and supersedes in its entirety all Confirmation(s) dated prior to the date hereof in respect of this New Transaction.